Exhibit 10.1

Execution Counterpart

STOCK PURCHASE AGREEMENT

by and among

MAK WAI KEUNG, SHAWN

EAGLE TREASURE LIMITED

BEIJING MULTIMEDIA LIMITED

and

CENTIV, INC.

Dated as of December 27, 2003

TABLE OF CONTENTS

ARTICLE

I.	CONSIDERATION
	1.1	Share Exchange
	1.2	Fee Shares and CNTV Options
II.	CLOSING
	2.1	Time and Place of Closing
	2.2	CNTV’s Actions at Closing
	2.3	The Independent Shareholders’ Action at Closing
III.	REPRESENTATIONS AND WARRANTIES
	3.1	Eagle Representations and Warranties
	3.2	Beijing Multimedia Representations and Warranties
	3.3	Mak’s Representations and Warranties
	3.4	CNTV Representations and Warranties
	3.5	Indemnity
IV.	COVENANTS
	4.1	Lock-up Covenants. Subject to any applicable laws and regulations, e
	4.2	Board Representation. Subject to any applicable laws and regulations, u
	4.3	CNTV Liabilities
	4.4	SEC Filings
	4.5	Notices
	4.6	Further Assurance
V.	ACTIONS PRIOR TO CLOSING
	5.1	Activities Until the Relevant Closing Date
	5.2	Efforts of the Independent Shareholders to Satisfy Conditions
	5.3	Efforts of CNTV to Satisfy Conditions
VI.	CONDITIONS PRECEDENT TO CLOSING
	6.1	Conditions to Each Party’s Obligations
	6.2	Conditions to the Obligations of the Independent Shareholders and Beijing Multimedia
VII.	TERMINATION
	7.1	Right to Terminate
	7.3	Effect of Termination
VIII.	ABSENCE OF BROKERS OTHER THAN CONSULTA LLC
	8.1	Representations and Warranties Regarding Brokers and Others
IX.	STRUCTURING FEE
	9.1	Structuring Fees
	9.2	Consulta’s Rights
X.	GENERAL
	10.1	Expenses
	10.2	Confidentiality
	10.3	Entire Agreement

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10.4	Captions
10.5	Assignments
10.6	Notices and Other Communications
10.7	Governing Law
10.8	Jurisdiction
10.9	Amendments
10.10	Counterparts
10.11	Partial Invalidity
10.12	Time
10.13	Specific Performance
10.14	Disclosure by CNTV and Eagle
10.15	Effectiveness
Schedule 1.2 (a)
Fee Shares
Schedule 1.2 (b)
CNTV Options
Schedule 3.4
Shareholding of CNTV after Closing and after Giving Effect to the Issuance of the CNTV Option Shares

ii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of December 27, 2003 is entered into by and among:

(1)                                  MAK WAI KEUNG, SHAWN, a resident of Hong Kong and holder of Hong Kong Identity Card No.D656549(3) (“Mak”);

(2)                                  EAGLE TREASURE LIMITED, a company organized and existing under the laws of the British Virgin Islands (“Eagle”, together with Mak, the “Independent Shareholders”);

(3)                                  BEIJING MULTIMEDIA LIMITED, a company organized and existing under the laws of the British Virgin Islands (“Beijing Multimedia”);

(4)                                  CENTIV, INC., a publicly-held corporation organized under the laws of the State of Nevada (“CNTV”); and

WITNESSETH:

WHEREAS, Mak is the sole shareholder of Eagle, which in turn holds one hundred percent (100%) of the entire issued and outstanding share capital and which will consist of twenty million and two hundred fifty thousand (20,250,000) shares representing one hundred percent (100%) of the entire issued and outstanding share capital of the total authorized share capital of five hundred million (500,000,000) shares of par value US$0.0001 per share of Beijing Multimedia (the “Target Shares”);

WHEREAS, Beijing Multimedia and CITIC Cultural and Sports Industry Co. Ltd., a company organized and existing under the laws of the People’s Republic of China (“CITIC Cultural”) are parties to a Transfer Agreement (“Transfer Agreement”) pursuant to which CITIC Cultural has agreed to transfer certain NOP Interest (as defined in the Transfer Agreement) to Beijing Multimedia pursuant to the terms of the Transfer Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows;

ARTICLE I

CONSIDERATION

1.1                                 Share Exchange. On the Closing Date (as defined below) and subject to the terms and conditions hereof, Mak shall cause Eagle to transfer to CNTV the Target Shares held by it for twenty million two hundred and fifty thousand (20,250,000) CNTV shares (the “CNTV Shares”) allotted and issued by CNTV to Eagle. Immediately after Closing, subject to

Section 1.2 below, the CNTV Shares that shall be owned by Eagle shall represent 45% of the issued and outstanding common shares of CNTV on a fully diluted basis. Immediately after Closing, the Target Shares that shall be owned by CNTV shall represent 100% of the issued and outstanding ordinary shares of Beijing Multimedia on a fully diluted basis.

1.2                       Fee Shares and CNTV Options. CNTV and Beijing Multimedia agree with each other that (1) CNTV shall allot and issue an aggregate of 4,400,000 common shares in CNTV (the “Fee Shares”) to various advisors and consultants set out in Schedule 1.2(a) to be distributed amongst the advisors and consultants as they may mutually agree who, together with Consulta LLC, introduced the parties to this Agreement and assisted the parties in effecting the transactions contemplated under the Transfer Agreement and the structure of the transfer contemplated by the Transfer Agreement, on or prior to the Closing Date, and (2) CNTV assure and agree to substitute its shares for the shares underlying the options issued by Beijing Multimedia (the “Beijing Multimedia Options”) and shall allot and issue in replacement of the Beijing Multimedia Options 16,532,132 CNTV stock options (the “CNTV Options”) to various parties set out in Schedule 1.2(b) which upon exercise of such CNTV Options could give rise to 16,532,132 common shares (the “CNTV Option Shares”). Notwithstanding any re-capitalization of CNTV at or post-Closing these CNTV Options is a one for one replacement of the Beijing Multimedia Options issued on September 12, 2003 to various parties on same commercial terms and the issue and exercise thereof and the securities represented thereby shall be subject to applicable laws and regulations.

ARTICLE II

CLOSING

2.1                                 Time and Place of Closing. The closing (“Closing”) for the exchange of the Target Shares and the CNTV Shares referred to in Section 1.1 hereof between the parties shall take place at the office of CNTV within 15 days from the date of this Agreement or at such other time and/or on such other date as the parties may mutually agree in writing (the “Closing Date”).

2.2                                 CNTV’s Actions at Closing. At Closing, against delivery by the Independent Shareholders and Beijing Multimedia of the documents referred to in Section 2.3 hereof, CNTV shall deliver to Eagle the following:

(a)                                  Validly executed share certificates representing twenty million and two hundred fifty thousand (20,250,000) CNTV Shares registered in the name of Eagle and bearing a restrictive legend providing substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SHARES. THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1)

PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); OR (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(b)                                 Certificates dated as of the Closing Date, executed and delivered by a duly authorized officer of CNTV pursuant to Section 6.2(a) hereof;

(c)                                  True and complete copies of the resolutions or consents of the board of directors of CNTV approving this Agreement and the transactions contemplated hereby and authorizing the issuance and allotment of the CNTV Shares and the transfer of the CNTV Shares to Eagle;

(d)                                 True and complete copies of the resolutions of CNTV’s shareholders or directors, as required by CNTV’s By-laws and other applicable U.S. federal or state securities or corporate law, rules or regulations, validly approving this Agreement and the transactions contemplated hereby, and authorizing the issuance and allotment of the CNTV Shares, the transfer of the CNTV Shares to Eagle and the other transactions contemplated under this Agreement including the replacement of the Beijing Multimedia Options by the issue of the CNTV Options and the issue of any CNTV Option Shares as and when exercised;

(e)                                  A certificate validly executed by an officer of CNTV with the appropriate documents attached thereto, evidencing that CNTV’s board of directors consists of six (6) members and copies of the resignation letters of all six (6) outgoing directors confirming that they have no claims against CNTV;

(f)                                    The legal opinion referred to in Section 6.2(j) hereof.;

(g)                                 Any option agreements relating to the CNTV Options in replacement of the existing share options granted by Beijing Multimedia to the persons set out in Schedule 1.2(b); and

(h)                                 Evidence to the satisfaction of the Independent Shareholders that CNTV and its consolidated subsidiaries have not incurred any liability in excess of U.S.$10,000 (whether absolute, accrued, contingent or otherwise).

2.3                                 The Independent Shareholders’ Action at Closing. At Closing, against delivery by CNTV of the documents referred to in Section 2.2 hereof, the Independent Shareholders and Beijing Multimedia shall deliver to CNTV the following:

(a)                                  Validly executed share certificate representing the Target Shares registered in the name of CNTV and bearing a restrictive legend (if relevant) providing substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SHARES.  THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT;  (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); OR (3) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

(b)                                 Certificates dated as of the Closing Date executed and delivered by a duly authorized officer of Eagle and Mak pursuant to Sections 6.3(a) and 6.3(b) hereof;

(c)                                  True and complete copies of the resolutions or consents of the board of directors of Eagle approving this Agreement and the transactions contemplated hereby, and authorizing the transfer of the Target Shares to CNTV in exchange for the CNTV Shares;

(d)                                 True and complete copies of the resolutions or consents of the board of directors of Beijing Multimedia approving this Agreement and the transactions contemplated hereby;

(e)                                  True and complete copies of the resolutions of Eagle’s sole shareholder, Mak, approving this Agreement and the transactions contemplated hereby;

(f)                                    True and complete copies of the resolutions of Beijing Multimedia’s sole shareholder, Eagle, approving this Agreement and the transactions contemplated hereby;

(g)                                 All books, records and accounts of Beijing Multimedia (if any) and any other information necessary to operate and manage the business of Beijing Multimedia and the assets owned by Beijing Multimedia; and

(h)                                 The legal opinion referred to in Section 6.3(1) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1                                 Eagle Representations and Warranties.  Eagle represents and warrants to CNTV as follows as of Closing:

(a)                                  Eagle is a corporation duly organized and validly existing under the laws of the British Virgin Islands and has or will, by the Closing Date, have taken all necessary actions and obtained all necessary corporate approvals, including board and shareholder approvals, to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(b)                                 This Agreement has been duly executed and delivered by Eagle and is a valid and binding agreement of Eagle, enforceable against Eagle in accordance with its terms,

(c)                                  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under the Memorandum and Association and Articles of Association of Eagle or any agreement or instrument to which Eagle or any subsidiary of Eagle is a party or by which any of them is bound nor will it, as at the Closing Date, violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any Law (as defined below), or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over Eagle or any of its subsidiaries.  When used in connection with any party to this Agreement, the term “Law” means all British Virgin Islands law (if applicable), the federal laws of the United States and the laws of any states of the United States (if applicable), the laws of the Hong Kong Special Administrative Region, and laws of the People’s Republic of China, rules and regulations, and all other laws, rules and regulations that apply to such persons and entities in any other jurisdiction, including but not limited to any anti-bribery and anti-money laundering legislation, the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and all applicable laws, rules and regulations relating to taxation in any jurisdiction;

(d)                                 Eagle has good and valid title to the Target Shares, representing a one hundred percent (100%) equity interest in Beijing Multimedia, free and clear of all liens and encumbrances, and has all the necessary right and authority to transfer the Target Shares to CNTV;

(e)                                  The Target Shares are duly authorized and issued, fully paid and nonassessable, and upon the transfer by Eagle to CNTV, CNTV will become the owner of the Target Shares, free and clear of any liens, encumbrances or claims of any other person, including but not limited to any claims of preemptive right;

(f)                                    The authorized share capital of Beijing Multimedia is US$50,000, divided into 500,000,000 ordinary shares, par value US$0.0001 per share, of which 20,250,000 shares have been issued and is outstanding.  Beijing Multimedia has not issued any options, warrants or convertible or exchangeable securities, and is not a party to any other agreement, which requires, or upon the passage of time, the payment of money or the occurrence of any other event may require, Beijing Multimedia to sell or issue any capital stock of Beijing Multimedia except for share Beijing Multimedia Options to be replaced by the CNTV Options;

(g)                                 Eagle is not an “U.S. person” (within the meaning of Regulation S under the Securities Act) and is not purchasing CNTV Shares for the account or benefit of a U.S. Person;

(h)                                 Neither Eagle, Beijing Multimedia, nor any person acting on their behalf, has made any “directed selling efforts” (as such term is defined in Regulation S under the Securities Act) of the Target Shares in the United States;

(i)                                     Beijing Multimedia is a “foreign private issuer” (as such term is defined in Regulation S under the Securities Act);

(j)                                     All consents, approvals, licences and authorizations of, and all filings and registrations with, any governmental or statutory agency or authority necessary for the due execution and delivery of this Agreement have been obtained or will, as far as the same are required to be done or performed by Eagle by the Closing Date, be necessary for the performance by Eagle of the terms of this Agreement have been obtained or will, by the Closing Date, be obtained and all consents, approvals, licences, authorizations, filings and registrations necessary for the performance or enforceability hereof and for the performance by Eagle of the terms of this Agreement have been obtained or will, by the Closing Date, be obtained; and

(k)                                  Beijing Multimedia is a party to, and has validly executed and delivered, the Transfer Agreement it shall validly hold the interests in the NOP Interest transferred to it by CITIC Cultural, subject to the payment of the NOP Cash Calls as set out in the Transfer Agreement.

3.2                                 Beijing Multimedia Representations and Warranties.  Beijing Multimedia represents and warrants to CNTV as of Closing:

(a)                                  Beijing Multimedia is a corporation duly organized and validly existing under the laws of the British Virgin Islands;

(b)                                 This Agreement has been duly executed and delivered by Beijing Multimedia and is a valid and binding agreement of Beijing Multimedia, enforceable against Beijing Multimedia in accordance with its terms;

(c)                                  Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under the Memorandum of Association and Articles of Association of Beijing Multimedia or any agreement or instrument to which Beijing Multimedia is a party or by which it is bound and it will not, as at the Closing Date, violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under any Law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over Beijing Multimedia;

(d)                                 All consents, approvals, licences and authorizations of, and all filings and registrations with, any governmental or statutory agency or authority necessary for the due execution and delivery of this Agreement have been obtained or will, as far as the same are required to be done or performed by Beijing Multimedia, by the Closing Date, be necessary for the performance by Beijing Multimedia of the terms of this Agreement for the transfer of the Target Shares have been or will, by the Closing Date or for the purchase of the relevant NOP Interest on the Effective NOP Interest Purchase Date subject to and in accordance with the Transfer Agreement, be obtained; and

(e)                                  Each of the representations and warranties set out in Section 3.1(e), (f), (h) (in respect of Beijing Multimedia’s representation), (i) and (k) is true and correct.

3.3                                 Mak’s Representations and Warranties.  Mak represents and warrants to CNTV as follows as of Closing:

(a)                                  He is the sole beneficial and record owner of Eagle’s entire issued share capital; Eagle is the sole record owner of the Target Shares, which represents one hundred percent (100%) of the issued capital of Beijing Multimedia;

(b)                                 He has the full and absolute right, power and authority to enter into this Agreement, and this Agreement constitutes his legal, valid and binding obligation in accordance with its terms;

(c)                                  He does not have any specific information relating to Beijing Multimedia which is not generally known and which, to his knowledge, has not been disclosed to CNTV;

(d)                                 Except for this Agreement, no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the Target Shares; and

(e)                                  Each of the representations and warranties set out in Sections 3.1 and 3.2 are true and correct.

3.4                                 CNTV Representations and Warranties.  CNTV represents and warrants to each of the Independent Shareholders and Beijing Multimedia as of the date hereof as of Closing:

(a)                                  CNTV is a corporation duly organized and validly existing under the laws of State of Nevada; its common shares are quoted on the NASDAQ SmallCap Market (“NASDAQ Listing”); and it has or will, by the Closing Date, have taken all necessary action and obtained all necessary corporate approvals, including board and shareholder approval, to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and notification to NASDAQ and effecting of all actions required for CNTV to maintain its current NASDAQ Listing;

(b)                                 CNTV is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary;

(c)                                  This Agreement has been duly executed and delivered by CNTV and is a valid and binding agreement of CNTV, enforceable against CNTV in accordance with its terms;

(d)                                 Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under the Articles of Incorporation, as amended, and the By-laws of CNTV or any agreement or instrument to which CNTV or any subsidiary of CNTV is a party or by which any of them is bound, any Law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over CNTV or any of its subsidiaries;

(e)                                  Upon issuance and allotment by CNTV, the CNTV Shares will be duly authorized and issued, fully paid and nonassessable, and Eagle will become the owner of CNTV Shares, free and clear of any liens, encumbrances or claims of any other person, including but not limited to any claims of preemptive rights;

(f)                                    The authorized share capital of CNTV is (i) forty million shares (40,000,000) divided into thirty five million (35,000,000) par value US$0.01 per share, of which no more than 16,500,000 shares are issued and outstanding, and (ii) five million (5,000,000) shares of preferred “B” Shares, of which no more than 2,555,000 shares could be exchanged from the outstanding preferred “B” Shares; all of the issued shares of CNTV common stock and preferred stocks are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights;

(g)                                 CNTV has granted the CNTV Options, which may be exercisable into a total of 16,532,132 common shares in CNTV;

(h)                                 The capitalization and share ownership of CNTV immediately following the consummation of the transactions at Closings set forth in Schedule 3.4 attached hereto;

(i)                                     Except for the Fee Shares and the obligations under the Beijing Multimedia Options which are being replaced at closing by the CNTV Options that are exercisable into the CNTV Option Shares, there is no agreement or commitment (other than this Agreement) outstanding which calls for the allotment or the issue of or accords to any person the right to call for the allotment or issue of any shares in CNTV or any of its subsidiaries, or the right to vote (or convertible into, or exchangeable for, securities having the right to vote);

(j)                                     All consents, approvals, licences and authorizations of, and all filings and registrations with, any governmental or statutory agency or authority necessary for the due execution and delivery of this Agreement has been obtained or will, as far as the same are required to be done or performed by CNTV, by the Closing Date, be obtained, and all consents, approvals, licences, authorizations, filings and registrations necessary for the performance or enforceability hereof and for the performance by CNTV of the terms of this Agreement have been obtained or will, by the Closing Date, be obtained;

(k)                                  The corporate records of CNTV, as required to be maintained by it under its certificate of incorporation and constituent documents, are accurate, complete and up-to-date in all material respects and all material transactions of CNTV have been promptly and properly recorded in its books or filed with its records;

(l)                                     There are no outstanding bonds, debentures, notes or other indebtedness or other securities of CNTV having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of CNTV may vote;

(m)                               CNTV is current in all forms, reports, and documents required to be filed by CNTV with the Securities and Exchange Commission (the “SEC”).  All such required forms, reports and documents (including those that CNTV may file subsequent to the date hereof, are hereinafter referred to as the “SEC Reports”).  As of their respective filing dates, the SEC Reports:

(i)                                     complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports; and

(ii)                                  did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein, or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(n)                                 No subsidiary of CNTV is required to file any forms, reports or other documents with the SEC;

(o)                                 Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (the “CNTV Financial Statements”), including each SEC Report filed after the date hereof until Closing:

(i)                                     complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto;

(ii)                                  was prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto or, in the case of unaudited statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act); and

(iii)                               fairly presented the consolidated financial position of CNTV and its subsidiaries as at the respective date thereof and the consolidated results of CNTV’s operations and cash flows for the periods indicated (subject, in the case of unaudited financial statements, to normal audit adjustment);

(p)                                 Except as publicly disclosed in the SEC Reports to date, since the date of its balance sheet of CNTV contained in CNTV’s most recent Annual Report on Form 10-K or its Quarterly reports on Form 10-Q and any amendments thereto for the fiscal year ended 2003 (the “CNTV Balance Sheet”), CNTV has not incurred any liability (whether absolute, accrued, contingent  or otherwise) required under U.S. GAAP to be set forth on a balance sheet which is, individually or in the aggregate, material to the business, results of operations or financial condition of CNTV and its subsidiaries, taken as a whole, except for liabilities incurred since the date of the CNTV Balance Sheet in the ordinary and usual course of business consistent with past practices;

(q)                                 At the date of the most recent audited financial statements of CNTV, none of CNTV and its consolidated subsidiaries have any contingent liabilities or obligations that have not been disclosed to the Independent Shareholders or in the SEC Reports to date;

(r)                                    Except as disclosed in the SEC Reports to date by CNTV, the business of CNTV as currently carried on by it complies with all applicable laws, judgments, decrees, orders, injunctions, rules, statutes and regulations of all courts, arbitrators and governmental authorities;

(s)                                  Except as disclosed in the SEC Reports to date by CNTV, there are no actions, suits, judgments, investigations or proceedings outstanding or pending, threatened against or affecting CNTV, or its business, assets or property, at law or in equity, before or by any domestic or foreign court, federal, provincial, state, municipal or other governmental authority, or department, commission, board, tribunal, bureau or agency, and CNTV is not a party to or threatened with any litigation, which in either case would have a Material Adverse Effect (as defined below) on CNTV; neither CNTV nor any of its subsidiaries is subject to any order, judgment or decree of any governmental entity.  When used in connection with any party to this Agreement, the term “Material Adverse Effect” means, with respect to any entity, any event, change, occurrence, development, circumstance or effect that is or would reasonably be expected to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of such entity and its subsidiaries taken as a whole or the ability of such entity to consummate the transactions contemplated by this Agreement;

(t)                                    Except as disclosed in the SEC Reports to date by CNTV, CNTV is not:

(i)                                     in breach of any of the terms, covenants, conditions, or provisions of, or in default under, and has not done or omitted to do anything which, with the giving of notice or lapse of time or both, would constitute a breach of or a default under any material contract to which it is a party;

(ii)                                  in violation of, nor are any present uses by CNTV of any of its assets in violation of or contravention of, any applicable law, statute, order, rule or regulation; or

(iii)                               in breach or default under any judgment, injunction or other order or aware of any judicial, administration, governmental, or other authority or arbitrator by which CNTV is bound or to which CNTV or any of its assets are subject;

(u)                                 Except as disclosed in the SEC Reports to date by CNTV, CNTV is not aware of any infringement by CNTV of any registered patent, trade-mark or copyright;

(v)                                 None of CNTV or any of the subsidiaries is insolvent and no receiver has been appointed for any asset or undertaking of CNTV or any of the subsidiaries;

(w)                               None of CNTV or any of its subsidiaries has since its formation been or is currently in violation of any applicable law (including those relating to environmental protection) which has or would have a Material Adverse Effect;

(x)                                   CNTV and each of its subsidiaries have all governmental licenses and permits necessary to conduct their businesses as currently conducted and such licenses and permits are in full force and effect, no violation exists in respect of any such licenses or permits, except for violations that would not singly, or in the aggregate, have a Material Adverse Effect, and no proceeding is pending or, to the knowledge of CNTV, threatened that calls for revocation or limitation of any such licenses or permits;

(y)                                 CNTV has not granted or agreed to grant any person or entity any rights (including piggyback registration rights) to have any securities of CNTV registered with the SEC or any other governmental authority;

(z)                                   There have been no examinations or audits of any tax returns or reports of CNTV or any of its subsidiaries by any applicable governmental agency; each of CNTV and all of its subsidiaries has duly filed all tax returns required to have been filed by it and paid all Taxes (as defined below) shown to be due on such returns, and there are in effect no waivers of applicable statutes of limitations with respect to Taxes for any year with respect to such entities.  When used in connection with any party to this Agreement, “Taxes” means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax or other assessment or charge of a similar nature, together with any interest or any penalty, addition to tax or additional amount payable by an entity and imposed by any governmental authority responsible for the imposition of any such tax;

(aa)                            There is no material action, suit, proceeding, audit, claim or assessment pending or proposed in writing with respect to Taxes payable by CNTV or any of its subsidiaries or with respect to any tax return required to be filed by any of them, and there are no material liens for Taxes upon its assets, except for liens for Taxes not yet delinquent or liens for Taxes being contested in good faith;

(bb)                          None of CNTV or any of its subsidiaries is a guarantor or otherwise liable for any liability or obligation of any other person that has or would have a Material Adverse Effect on CNTV or any such subsidiary;

(cc)                            No representation or warranty by CNTV in this Agreement or in any written statement or certificate furnished to the investors pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein in the light of the context in which they were made not misleading;

3.5                                 Indemnity.

(a)                                  Each of the Independent Shareholders and Beijing Multimedia agree to jointly indemnify and hold harmless CNTV, their successors in title, and any of their assignees against all or any losses, damages, claims, demands or liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of a breach or breaches by any of the Independent Shareholders or Beijing Multimedia of any of the representations, warranties, undertakings or covenants given by them in this Agreement or for any breach of any term or condition of this Agreement or for any failure or default by Eagle to transfer the Target Shares in accordance with the terms of this Agreement.

(b)                                 Each of CNTV agree to jointly indemnify and hold harmless each of the Independent Shareholders and Beijing Multimedia, their successors in title, and any of their assignees against all or any losses, damages, claims, demands or liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of a breach or breaches by CNTV of any of the representations, warranties, undertakings or covenants given by them in this Agreement or for any breach of any term or condition of this Agreement or for any failure or default by CNTV to issue the CNTV Shares in accordance with the terms of this Agreement.

(c)                                  No claim shall be made by either party hereto against the other party in respect of any breach of any representation or warranty by the other party to the extent that such breach or claim would not have arisen but for a change in law, legislation or the rules or regulations of any regulatory authority in the United States, the British Virgin Islands, the Hong Kong Special Administrative Region or any relevant jurisdiction coming into force after the date of this Agreement.

ARTICLE IV

COVENANTS

4.1                                 Lock-up Covenants.  Subject to any applicable laws and regulations, each of Mak and Eagle hereby agrees that it shall not cause the transfer or sale of the CNTV Shares for a period of twelve (12) months from the date of issue of the CNTV Shares, after which each of Mak and Eagle agrees that it shall cause the transfer or sale of such number of CNTV Shares which in the aggregate would be equal to or more than one-tenth of one percent (0.1%) of the issued share capital of CNTV in any given day, without the prior written consent of CNTV, which consent shall not be unreasonably withheld.  Failure to comply with this provision shall render such transfer or sale null and void.

4.2                                 Board Representation.  Subject to any applicable laws and regulations, upon Closing, the Independent Shareholders shall have the right to nominate six (6) of the directors (“Independent Shareholder Directors”) on the board of directors of CNTV, which board shall consist of six (6) members.  CNTV shall use commercially reasonable efforts to cause the Independent Shareholder Directors to be elected to the board of directors of CNTV.  Prior to Closing, CNTV shall amend its By-Laws, if necessary, to provide for a six (6) member board, and cause the resignation of the six (6) current directors on the board.  The Independent Shareholders shall be entitled to nominate the Independent Shareholder Directors for election to the board of directors for so long as Eagle’s ownership of the CNTV Shares is more than or equal to thirty-five percent (35%) of the issued share capital of CNTV.  The Independent Shareholders further agree that if this Agreement is terminated in accordance with the provisions of Article VII hereof, they shall cause the resignation of the Independent Shareholder Directors within fourteen (14) days of the termination of this Agreement.

4.3                                 CNTV Liabilities.  CNTV covenants with the Independent Shareholders that it and its consolidated subsidiaries have not incurred any liability in excess of U.S.$10,000 (whether absolute, accrued, contingent or otherwise).

4.4                                 SEC Filings.  CNTV shall promptly deliver to the Independent Shareholders correct copies of any report, statement or schedule filed by CNTV with the SEC subsequent to the date of this Agreement in accordance with applicable rules and regulations.

4.5                                 Notices.

(a)                                  Each of the Independent Shareholders and Beijing Multimedia shall give prompt notice to CNTV of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty by any of the Independent Shareholders or Beijing Multimedia contained in this Agreement to be untrue or inaccurate in a material respect, and (ii) any failure of any of the Independent Shareholders or Beijing Multimedia to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice by any of the Independent Shareholders or Beijing Multimedia pursuant to this Section 4.5(a) shall not limit or otherwise affect the remedies available to CNTV.

(b)                                 CNTV shall give prompt notice to the Independent Shareholders and Beijing Multimedia of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty by CNTV contained in this Agreement to be untrue or inaccurate in a material respect, and (ii) any failure of CNTV to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided that the delivery of any notice by CNTV pursuant to this Section 4.5(b) shall not limit or otherwise affect the remedies available to the Independent Shareholders.

4.6                                 Further Assurance.  At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time and agrees to co-operate with the other party and provide all information that is necessary or desirable in connection with the obtaining of the shareholder, regulatory and government approval contemplated hereunder.

ARTICLE V

ACTIONS PRIOR TO CLOSING

5.1                                 Activities Until the Relevant Closing Date.  From the date of this Agreement to the Closing Date, CNTV on the one hand, and the Independent Shareholders and Beijing Multimedia on the other hand, shall, and each of them shall cause its subsidiaries (if any) to, operate their respective business in the ordinary course and in a manner consistent with the manner in which they are being operated at the date of this Agreement.

5.2                                 Efforts of the Independent Shareholders to Satisfy Conditions.  Each of the Independent Shareholders and Beijing Multimedia shall use its best efforts to cause all the conditions set forth in Sections 6.1 and 6.3 to be satisfied prior to or at Closing.

5.3                                 Efforts of CNTV to Satisfy Conditions.  CNTV shall use its best efforts to cause all the conditions set forth in Sections 6.1 and 6.2 to be satisfied prior to or at Closing.

ARTICLE VI

CONDITIONS PRECEDENT TO CLOSING

6.1                                 Conditions to Each Party’s Obligations.  The performance of each party’s obligations at Closing are subject to the satisfaction of the following conditions (any or all of which may be waived by each party):

(a)                                  The fulfillment of the conditions precedent in Article VII of the Transfer Agreement.

6.2                                 Conditions to the Obligations of the Independent Shareholders and Beijing Multimedia.  The performance of the obligations of the Independent Shareholders and Beijing Multimedia at Closing are subject to the satisfaction of the following conditions (any or all of which may be waived by any of the Independent Shareholders and Beijing Multimedia on its own behalf):

(a)                                  The representations and warranties of CNTV contained in this Agreement shall be true and correct in all material respects at the Closing Date, and CNTV shall have delivered to Eagle a certificate dated the Closing Date signed by an authorized officer of CNTV to that effect in form and substance reasonably satisfactory to the Independent Shareholders;

(b)                                 CNTV shall have fulfilled all of its obligations under this Agreement required to have been fulfilled on or prior to the Closing Date;

(c)                                  No order shall have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains any of the Independent Shareholders or Beijing Multimedia from completing the transactions that are the subject of this Agreement;

(d)                                 CNTV shall have received all required authorizations and approvals from its board of directors and its shareholders to consummate the transactions contemplated in this Agreement;

(e)                                  All consents, approvals, licences and authorizations of, and all filings and registrations with, any governmental or statutory agency or regulatory authority necessary for the transfer of the CNTV Shares to Eagle pursuant to this Agreement shall have been obtained by CNTV;

(f)                                    The business, legal and financial due diligence of CNTV shall have been completed to the satisfaction of the Independent Shareholders and/or their advisors and agents;

(g)                                 All regulatory and third party permissions, approvals or consents necessary for the consummation of the transactions at Closing shall have been obtained by CNTV;

(h)                                 The aggregate amount of liabilities of CNTV and its consolidated subsidiaries (whether absolute, accrued, contingent or otherwise) shall not exceed US$10,000;

(i)                                     No Material Adverse Event or development affecting the business, management or capital structure of CNTV and its subsidiaries, shall have occurred and no information regarding such event or development shall have come to the attention of any of the Independent Shareholders or Beijing Multimedia since the date hereof;

(j)                                     The issuance of a legal opinion by CNTV’s U.S. counsel acceptable to the Independent Shareholders that the issuance of the CNTV Shares to Eagle is consistent with all applicable U.S. laws, including, without limitation, the Securities Act; and

6.3                                 Conditions to the Obligations of CNTV.  The performance of the obligations of CNTV at Closing are subject to the satisfaction of the following conditions (any or all of which may be waived by CNTV on its own behalf):

(a)                                  The representations and warranties of Eagle contained in this Agreement shall be true and correct in all material respects at the Closing Date, and Eagle shall have delivered to CNTV a certificate dated the Closing Date and signed by a duly authorized officer of Eagle to that effect in form and substance reasonably satisfactory to CNTV;

(b)                                 The representations and warranties of Mak contained in this Agreement shall be true and correct in all material respects at the Closing Date, and Mak shall have delivered to CNTV a certificate dated the Closing Date and signed by himself to that effect in form and substance reasonably satisfactory to CNTV;

(c)                                  The representations and warranties of Beijing Multimedia contained in this Agreement shall be true and correct in all material respects at the Closing Date, and Beijing Multimedia shall have delivered to CNTV a certificate dated the Closing Date and signed by a duly authorized officer of Beijing Multimedia to that effect in form and substance reasonably satisfactory to CNTV;

(d)                                 The Independent Shareholders shall have fulfilled all of their obligations under this Agreement required to have been fulfilled on or prior to the Closing Date;

(e)                                  Beijing Multimedia shall have fulfilled all of its obligations under this Agreement required to have been fulfilled on or prior to the Closing Date;

(f)                                    No order shall have been entered by any court or governmental authority and be in force which invalidates this Agreement or restrains CNTV from completing the transactions that are the subject of this Agreement;

(g)                                 All consent, approvals, licences and authorizations of, and all filings and registrations with, any governmental or statutory agency or regulatory authority necessary for the transfer of the Target Shares to CNTV pursuant to this Agreement have been obtained by Eagle;

(h)                                 Eagle shall have received all required authorizations and approvals from its board of directors and its sole shareholder, Mak, to consummate the transactions that are the subject of this Agreement;

(i)                                     Beijing Multimedia shall have received all required authorizations and approvals from its board of directors and its sole shareholder, Eagle, to consummate the transactions that are the subject of this Agreement;

(j)                                     All regulatory and third party permissions, approvals or consent necessary for the contemplated consummation of Closing shall have been obtained by Eagle;

(k)                                  All regulatory and third party permissions, approvals or consent necessary for the contemplated consummation of Closing shall have been obtained by Beijing Multimedia; and

(l)                                     The issuance of the legal opinion by Beijing Multimedia’s British Virgin Islands counsel acceptable to CNTV in relation to the validity of the Target Shares and of the transactions that are the subject of this Agreement.

ARTICLE VII

TERMINATION

7.1                                 Right to Terminate.  This Agreement may be terminated at any time:

(a)                                  By any of the Independent Shareholders if CNTV shall have breached any of the material terms and conditions of, or otherwise failed to fulfill their respective obligations under, this Agreement, and such breach or failure is not cured within five (5) business days after notice thereof by any of the Independent Shareholders to CNTV.

(b)                                 By any of CNTV on or prior to the Closing Date if any of the Independent Shareholders or Beijing Multimedia shall have breached any of the material terms and conditions of, or otherwise failed to fulfill their respective obligations under this Agreement and such breach or failure is not cured within five (5) business days after notice thereof by any of CNTV to the Independent Shareholders or Beijing Multimedia.

7.2                                 Cessation of Agreement.  If (a) any of the conditions in Sections 6.1 and 6.2 is not satisfied or waived by the Independent Shareholders and Beijing Multimedia; (b) any of the conditions in Sections 6.1 and 6.3 is not satisfied or waived by CNTV; or (c) Closing for any reason does not occur on or prior to December 1, 2003 or such other date as may be mutually agreed in writing between the parties, this Agreement shall, without further action by the parties, cease and be terminated.

7.3                                 Effect of Termination.

(a)                                  Upon termination of this Agreement pursuant to Sections 7.1 and 7.2 above, neither party shall have any further rights or obligations, or any claim against the other party for any costs, damages, compensation or otherwise, under this Agreement, except for any liability for any breach of this Agreement that occurs before this Agreement is terminated.

(b)                                 If this Agreement is terminated pursuant to Article VII, neither party shall have any further rights or obligations, or any claim against the other party for any costs, damages, compensation or otherwise, under this Agreement, except for:

(i)                                     the obligation to promptly effect all necessary steps to unwind the actions taken in connection with Closing; and

(ii)                                  any liability for any breach of this Agreement that occurs before it is terminated.

(c)                                  The termination or cessation of this Agreement however caused shall not affect any provision of this Agreement (including, without limitation, Sections 4.2, 7.3(a), 7.3(b) and 10.1) which is expressly provided to come into effect or to continue in effect after such termination or cessation.

ARTICLE VIII

ABSENCE OF BROKERS OTHER THAN CONSULTA LLC

8.1                                 Representations and Warranties Regarding Brokers and Others.   Each of the Independent Shareholders, Beijing Multimedia and CNTV represents and warrants to the other that except for the services of Consulta LLC rendered to Eagle (which shall pay Consulta LLC certain structuring fees as provided in Article IX hereunder) and the services of the parties set out under Schedule 1.2(a), no party has acted as a broker or a finder or in any similar capacity in connection with the transactions that are the subject of this Agreement.  Each of the Independent Shareholders, Beijing Multimedia and CNTV shall indemnify each other against, and each of the Independent Shareholders, Beijing Multimedia and CNTV agrees to hold the others harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the indemnifying party in connection with the transactions which are the subject of this Agreement.

ARTICLE IX

STRUCTURING FEE

9.1                                 Structuring Fees.  In consideration of the services provided in connection with the structuring of the transactions that are the subject of this Agreement, Eagle agreed to pay to a Nevada limited liability company and its authorized representative(s) (collectively, “Consulta”) US$1 million (the “Structuring Fee”), which amount has been fully paid to Consulta on or prior to September 15, 2003.

In the event that (a) Closing does not occur (which is not caused by a breach of the terms of this Agreement by any of the Independent Shareholders or Beijing Multimedia) and (b) less than 15% of the Total NOP Interest is ultimately purchased under the Transfer Agreement subject to and on terms and conditions set out under the Transfer Agreement, Eagle shall have a right to demand and receive (1) from Consulta a return of the Structuring Fee, or (2) the distribution by CNTV of 10 million CNTV Option Shares issued from the exercise of the CNTV Options.

9.2                                 Consulta’s Rights.  Notwithstanding the fact that Consulta is not a party to this Agreement, Consulta may enforce its rights against the Independent Shareholders in relation to the Structuring Fee set out herein and the Independent Shareholders may enforce its rights against Consulta for return of the Structuring Fee or 10 million CNTV Option Shares.

ARTICLE X

GENERAL

10.1                           Expenses.   Subject to Section 9.1, each of the Independent Shareholders, Beijing Multimedia and CNTV shall each pay its own expenses in connection with the transactions that are the subject of this Agreement, including applicable transaction taxes and legal fees.

10.2                           Confidentiality.  The parties hereto each agree not to disclose any information with respect to the terms of this Agreement or the transactions contemplated in this Agreement, except in accordance with this Section 10.2 or 10.14.  Neither party hereto shall issue any press releases or otherwise make any public statements with respect to this Agreement, except that nothing in this Section shall prevent either party from making any statement when and as required by applicable law or any regulation or requirement of any governmental or regulatory authority, including the SEC, or by the rules of any securities exchange or securities quotation system on which the securities of that party or an affiliate are listed or quoted, provided that such party first consults with the other party regarding the wording of such statement.  The provisions of this Section 10.2 shall continue and endure notwithstanding the termination or cessation of this Agreement.

10.3                           Entire Agreement.  This Agreement contains the entire agreement between the Independent Shareholders, Beijing Multimedia and CNTV relating to the transactions that are the subject of this Agreement; all prior negotiations, understandings and agreements between the Independent Shareholders, Beijing Multimedia and CNTV shall be superseded by this Agreement; and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement other than those expressly set forth in this Agreement.

10.4                           Captions.  The captions of the Articles and Sections of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

10.5                           Assignments.  Except for assignment to an affiliate, neither this Agreement nor any right of any party under it may be assigned without the prior written consent of the other parties.

10.6                           Notices and Other Communications.  Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with evidence of transmission to the number to which it is required to be sent), on the day after the day on which sent by a recognized overnight courier service, or on the third business day after the day on which mailed by first class mail to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

If to Mak:	Mak Wai Keung, Shawn
9/F, Villa Elegance
1 Robinson Road
Hong Kong

Facsimile No: +852 2868 3666

If to Eagle:	Eagle Treasure Limited
c/o East Asia Corporate Services (BVI) Limited
East Asia Chambers, P.O. Box 901
Road Town, Tortola
British Virgin Islands

Attention: Mak Wai Keung, Shawn
Facsimile No: +284 49 55088

with a copy to:	Haldanes
8/F, Ruttonjee House
11 Duddell Street
Central
Hong Kong

Attention: John McLellan
Facsimile No: +852 2845 1637

If to Beijing Multimedia:	Beijing Multimedia Limited
c/o East Asia Corporate Services (BVI) Limited
East Asia Chambers, P.O. Box 901
Road Town, Tortola
British Virgin Islands

Attention: Mak Wai Keung, Shawn
Facsimile No: +284 49 55088

with a copy to:	Mak Wai Keung, Shawn
9/F, Villa Elegance
1 Robinson Road
Hong Kong

Facsimile No: +852 2868 3666

If to CNTV Corporation:	CENTIV, INC
998 Forest Edge Drive
Vernon Hills
IL 60061

Attention:
Telephone No.:
Facsimile No:

with a copy to:	Consulta LLC
1260 Bison
Suite B9-21
Newport Beach, CA 92660
U.S.A.

Attention: Fred G Luke
Telephone No.: +1 949 640 4233
Facsimile No: +1 949 640 4299

10.7                           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region without regard to any conflicts of laws provision thereof.

10.8                           Jurisdiction.  The parties to this Agreement hereby submit to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region (and of the appropriate appellate courts) and waive any objections to venue laid therein.

10.9                           Amendments. This Agreement shall not be altered, changed, supplemented or amended except by an instrument or document in writing signed by the Independent Shareholders, Beijing Multimedia and CNTV.

10.10                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and all of which together shall constitute one and the same agreement.

10.11                     Partial Invalidity.  If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part thereof shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

10.12                     Time.  Time shall be of the essence hereof.

10.13                     Specific Performance.  The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction.  Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

10.14                     Disclosure by CNTV and Eagle.  CNTV and Eagle may disclose any information with respect to this Agreement or the transactions contemplated hereby (a “Disclosure”) to any potential investors or providers of financing to the transactions that are the subject of this Agreement and any related agreement without any need to obtain the approval of the Independent Shareholders,; provided, however, that prior to the Closing Date:

(a)                                  Each of CNTV or Eagle shall provide the other party with an advance copy of the draft of any proposed Disclosure at least one business days in advance of its disclosure date; and

(b)                                 The receiving party of any proposed Disclosure may submit any objections, proposed corrections or comments concerning the proposed Disclosure to the other party within the one day period referred to in Section 10.14(a), above, but any such submission shall not obligate the other party to modify or withhold release of the Disclosure (regardless of the final form thereof).

10.15                     Effectiveness.  This Agreement has been entered by Mak, Eagle and Beijing Multimedia on December 27, 2003 and accepted by CNTV on the date set out below.  Notwithstanding the actual date of entry into this Agreement, all parties hereto agree that this Agreement shall be effective as from December 31, 2003.

IN WITNESS WHEREOF, Mak, Eagle and Beijing Multimedia have executed this Agreement on the day shown on the first page of this Agreement.

MAK WAI KEUNG, SHAWN

/s/ Mak Wai Keung, Shawn

EAGLE TREASURE LIMITED

By:	/s/ Mak Wai Keung, Shawn
	Name:	Mak Wai Keung, Shawn
	Title:	Director

BEIJING MULTIMEDIA LIMITED

By:	/s/ Mak Wai Keung, Shawn
	Name:	Mak Wai Keung, Shawn
	Title:	Director

IN WITNESS WHEREOF, CNTV has executed this Agreement on January 16, 2004.

CENTIV, INC

By:	/s/ Patrick Ma
	Name:	Patrick Ma
	Title:	DIRECTOR